Exhibit 99.1

Corvex, Inc. Summary Historical and Pro Forma Consolidated Financial Data

The amounts in this unaudited pro forma condensed combination financial information are presented in thousands of U.S. dollars except share and per share amounts.

Introductory Note

On March 19, 2026, Corvex, Inc. (formerly known as Movano Inc.) (the “Company” or “Corvex”), acquired Corvex Legacy Holdings, Inc. (formerly known as Corvex, Inc.) (“Corvex OpCo”), in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated March 19, 2026 (the “Merger Agreement”), by and among Corvex, Thor Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Corvex OpCo. Pursuant to the Merger Agreement, Merger Sub merged with and into Corvex OpCo, pursuant to which Corvex OpCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement amended and restated in its entirety the prior merger agreement between the parties which was entered into and announced on November 6, 2025 (the “Prior Merger Agreement”). Following the Merger, the Company was renamed Corvex, Inc., effective March 23, 2026.

Pursuant to the Merger Agreement, the Company issued to the prior securityholders of Corvex OpCo (i) 240.562 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which on an as-converted basis represented no more than 19.9% of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”) immediately prior to the Merger, (ii) 23,551.5195 shares of Series C Preferred Stock and (iii) 30,227.0524 shares of Series D Preferred Stock. Each share of Series B Preferred Stock automatically converted into 1,000 shares of Common Stock on March 31, 2026. Subject to stockholders approving such conversion, (1) each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock and (2) each share of Series D Preferred Stock will be convertible into 1,000 shares of Common Stock.

In connection with the Merger Agreement, the Company declared a stock dividend of 0.358 shares of Common Stock for every share outstanding at the close of business on March 30, 2026 (the “Stock Dividend”). The Stock Dividend is being accounted for as a 1.358-for-1 stock split of its outstanding shares of Common Stock pursuant to ASC 505-20-25-1 through 6. The Stock Dividend was distributed on approximately April 6, 2026. The additional shares of Common Stock that would have been issuable to the holders of record of Series A Preferred Stock, Warrants, and vested and outstanding stock options and restricted stock units ("RSUs"), if they had converted or exercised such securities into Common Stock on the record date of the dividend, will become issuable upon the conversion or exercise of such securities. Shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all assumed Corvex OpCo equity awards were not eligible to receive the Stock Dividend.

Collectively, the Series B, Series C and Series D Preferred Stock are referred to collectively as “Payment Shares” on that basis that each share has been converted or will be converted or convertible into Common Stock and each Payment Share, on an as converted basis, represents 1,000 shares of the combined company, which is the basis for the determination of the estimated purchase price.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

In the unaudited pro forma condensed combined financial information, the Merger has been accounted for as a business combination, using the acquisition method of accounting under U.S. GAAP, where the Company is considered to be the accounting acquirer and Corvex OpCo is the accounting acquiree.

As described in Note 3—Acquisition in the Condensed Consolidated Financial Statements of Corvex, Inc. as of and for the three months ended March 31, 2026, the Company accounted for the Merger using the acquisition method of accounting. The estimated consideration transferred (“Purchase Price”) of $581,911 consists of Payment Shares issued and replacement awards related to the pre-combination portion of Corvex OpCo that were replaced by the Company stock options and restricted stock units. The excess of the purchase price over the estimated fair value of the identifiable net assets acquired has been recorded as goodwill of $518,263. Identifiable intangible assets recognized include customer relationships of $5,190 and trade names of $10,210.

The Company allocated the purchase price to tangible and identified intangible assets acquired and liabilities assumed based on their preliminary estimated fair values, which were determined using generally accepted valuation techniques based on estimates and assumptions made by management at the time of acquisition. These estimates and assumptions are believed to be reasonable, but they are inherently uncertain and may be subject to material change as additional information becomes available during the respective measurement period, which will not exceed 12 months from applicable acquisition date. The primary areas that are preliminary relate to the valuation of the Payment Shares transferred, the fair values of goodwill, intangible assets, certain tangible assets and liabilities, and income taxes, and the determination of the useful lives of intangible assets.

The unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2026 and for the year ended December 31, 2025 gives effect to the Merger as if it occurred on January 1, 2025 and combines the condensed consolidated historical results of Corvex for the three months ended March 31, 2026 and for the year ended December 31, 2025 with the historical results of Corvex OpCo for the period through March 19, 2026 and for the year ended December 31, 2025.

A pro forma condensed combined balance sheet has not been presented because the Merger, which was consummated on March 19, 2026, is already reflected in the historical condensed consolidated balance sheet of Corvex, Inc. as of March 31, 2026 included in the Company's 10-Q for the three months ended March 31, 2026.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and year ended December 31, 2025 (the “Pro Forma Financials”) have been derived from the following sources:

●	The Company’s condensed consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its interim report on Form 10-Q for the three months ended and as of March, 31, 2026, as filed with the SEC on May 19, 2026.

●	The Company’s historical consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 31, 2026.

●	The historical audited financial statements of Corvex OpCo as of and for the year ended December 31, 2025, as filed with the SEC as Exhibit 99.3 to the Company’s Form 8-K filed on April 30, 2026; and

●	The Amended and Restated Agreement and Plan of Merger, dated March 19, 2026, by and among Corvex, Corvex OpCo, and Merger Sub, as filed with the SEC as Exhibit 2.1 to the Company’s Form 8-K filed on March 19, 2026.

For purposes of the unaudited pro forma condensed combined financial information, “Total Transaction Accounting Adjustments” consist of adjustments related to the Merger (the “Transaction Accounting Adjustments: Merger”). The unaudited pro forma condensed combined financial information for the year ended December 31, 2025 has been presented consistent with the pro forma financial information previously disclosed in the Company’s Exhibit 99.3 on Form 8-K filed on May 1, 2026. Such presentation has been updated solely to update the classification of certain items in the pro forma condensed combined statements of operations to conform to the Company’s presentation and does not reflect any changes to the underlying transaction accounting adjustments previously reported.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and Corvex OpCo after giving effect to the Merger described in the accompanying notes. Subsequent to the Merger, the Company and Corvex OpCo are referred to herein as the “combined company.”

This unaudited pro forma condensed combined financial information, including the notes thereto, is for informational purposes only and does not purport to indicate the financial conditions or results that would have been obtained had the Merger actually been completed on the assumed date or for the periods presented, nor what may be realized or expected in the future. The Total Transaction Accounting Adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined statements of operations and are subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined statements of operations do not include any management adjustments related to the realization of any costs (or cost savings) from operating efficiencies or synergies. The unaudited condensed combined pro forma statements of operations are subject to certain risks and uncertainties that could cause actual results to differ materially from those illustrated. See “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026
(in thousands, except share and per share data)

	Historical		Total Pro Forma Adjustments
	Corvex, Inc.	Corvex Legacy Holdings, Inc.	Transaction Accounting Adjustments: Merger	Note 3	Pro Forma Combined

Revenue	$510	$3,143	$-		$3,653

COSTS AND EXPENSES:
Cost of revenue (exclusive of depreciation and amortization)	512	1,089	592	(b), (c)	2,193
Depreciation and amortization	326	1,671	272	(a)	2,269
Technology and infrastructure	822	274	946	(c), (d)	2,042
Sales and marketing	304	278	263	(c)	845
General and administrative	3,393	1,965	6,316	(b), (c), (d)	11,674
Total costs and expenses	5,357	5,277	8,389		19,023

Loss from operations	(4,847)	(2,134)	(8,389)		(15,370)

Other income (expense), net:
Interest expense (related party)	(178)	-	-		(178)
Interest and other income, net	20	(462)	57	(b)	(385)
Other income (expense), net	(158)	(462)	57		(563)

Net loss and total comprehensive loss	$(5,005)	$(2,596)	$(8,332)		$(15,933)

Net loss per share, basic and diluted	$(3.13)		$(4.08)		$(7.81)

Weighted average shares used in computing net loss per share, basic and diluted	1,628,515		2,039,726		2,039,726

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share data)

	Historical		Total Pro Forma Adjustments
	Corvex, Inc.	Corvex Legacy Holdings, Inc.	Reclassification Adjustments	Note 4	Transaction Accounting Adjustments: Merger	Note 4	Total Pro Forma Adjustments	Pro Forma Combined

Revenue	$433	$7,102	$-		$-		$-	$7,535

COSTS AND EXPENSES:
Cost of revenue (exclusive of depreciation and amortization)	2,273	2,851	-		2,744	(e), (i)	2,744	7,868
Depreciation and amortization	-	4,392	149	(a)	1,061	(b)	1,210	5,602
Technology and infrastructure	-	1,342	5,667	(a)	4,357	(e), (f)	10,024	11,366
Research and development	5,740	-	(5,740)	(a)	-		(5,740)	-
Sales and marketing	-	1,186	1,410	(a)	1,213	(e)	2,623	3,809
General and administrative	-	7,099	6,437	(a)	30,864	(e), (f), (g), (h), (i)	37,301	44,400
Sales, general and administrative	7,923	-	(7,923)	(a)	-		(7,923)	-
Total costs and expenses	15,936	16,870	-		40,239		40,239	73,045
								-
Loss from operations (1)	(15,503)	(9,768)	-		(40,239)		(40,239)	(65,510)

Other income (expense), net:
Interest expense (related party)	(2,965)	-	-		-		-	(2,965)
Loss (gain) change in warrant liability fair value	-	(9,575)	-		9,575	(c)	9,575	-
Loss (Gain) in fair value of SAFE liability	-	9,856			(9,856)	(d)	(9,856)	-
Interest and other income, net	183	30	-		(77)	(i)	(77)	136
Other income (expense), net	(2,782)	311	-		(358)		(358)	(2,829)

Income tax benefits (expense)	-	(60)	-		-		-	(60)

Net loss and total comprehensive loss	$(18,285)	$(9,517)	$-		$(40,597)		$(40,597)	$(68,399)

Net loss per share, basic and diluted	$(21.79)				$(19.90)		$(19.90)	$(33.53)

Weighted average shares used in computing net loss per share, basic and diluted	840,720				2,039,726		2,039,726	2,039,726

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2026 and for year ended December 31, 2025, gives effect to the Merger as if it took place on January 1, 2025 and combines the condensed consolidated historical results of Corvex for the three months ended March 31, 2026 and for the year ended December 31, 2025 with the historical results of Corvex OpCo for the period through March 19, 2026 and for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. GAAP. The Company accounts for the Merger as a business combination using the acquisition method of accounting under ASC 805. The Company is deemed the accounting acquirer and Corvex OpCo is treated as the accounting acquiree. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated under the variable interest or voting interest model pursuant to ASC 810. If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. Corvex OpCo was determined to be a variable interest entity (“VIE”) as its equity at risk is not sufficient to finance its activities without ongoing subordinated financial support. Upon the Closing, the Company obtained a 100% equity interest in Corvex OpCo, which represents a variable interest as it absorbs expected losses and is entitled to residual returns, the Company also has the power to direct the activities that most significantly impact Corvex OpCo’s economic performance and is therefore the primary beneficiary of the VIE.

The application of acquisition accounting to Corvex OpCo is dependent upon other factors such as the share price of the Company as well as certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. These valuations include the determination of the GAAP purchase consideration for the convertible Series B, Series C and Series D Preferred Stock issued to former Corvex OpCo equityholders, the valuation of intangible assets, the valuation of property and equipment and the allocation of the GAAP purchase consideration among the acquired assets and liabilities assumed.

Following the closing of the Merger, the combined company is in the process of completing the valuations and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing of the Merger. The assets and liabilities of Corvex OpCo and other pro forma adjustments have been measured based on various preliminary estimates using assumptions the Company believes are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not include the impact of any cost or other operating synergies that may result from the Merger.

To the extent there are significant changes to the business of the combined company following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial information could change significantly. Accordingly, the pro forma adjustments are subject to change as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes, including the estimates of fair value of Corvex OpCo’s assets and liabilities.

The Exchange

At the Closing date, Corvex OpCo was capitalized through the issuance of common stock and Series Seed Preferred Stock. Additionally, Corvex OpCo had issued to investors Series Seed Preferred Warrants (“Corvex Warrants”) and simple agreements for future equity (“SAFEs”), which were convertible into shares of Corvex OpCo’s common stock, $0.00001 par value (“Corvex OpCo Common Stock”). Immediately prior to the closing, all existing Corvex OpCo warrants were converted into shares of Corvex OpCo Series Seed Preferred Stock, based on the net exercise provisions of such warrants. All outstanding SAFEs were converted into Series Seed Preferred Stock, on the basis of the conversion terms provided in each SAFE agreement. The equity of Corvex OpCo, including the conversions noted above, is referred to as Corvex OpCo Capital Stock.

Pursuant to the terms of the Merger Agreement, the merger consideration to be paid by the Company for all of the issued and outstanding shares of Corvex OpCo Capital Stock immediately prior to the closing of the Merger (the “Closing”) is equal to the following:

(a)	240.5620 shares of Movano Series B Preferred Stock which were converted into 240,544 shares of Common Stock on March 31, 2026, with cash paid in lieu of fractional shares of Common Stock.

(b)	23,551.5195 shares of Series C Preferred Stock, which are convertible into approximately 23,551,502 shares of Common Stock, subject to stockholder approval at the Company’s 2026 Annual Meeting of Stockholders.

(c)	30,227.0524 shares of Series D Preferred Stock which shares shall be convertible into approximately 30,227,050 shares of Common Stock, subject to stockholder approval at the Company’s 2026 Annual Meeting of Stockholders.

Under the terms of the Merger Agreement, at the closing of the Merger, the Company assumed RSUs representing 6,108,470 shares of Common Stock on a post-Exchange Ratio and options to purchase 8,755,418 shares of Common Stock issued by Corvex OpCo on a post-Exchange Ratio, under the Corvex, Inc. 2024 Equity Incentive Plan that were outstanding and unexercised immediately prior to the closing of the Merger.

Each option to purchase shares of Corvex OpCo outstanding and unexercised immediately prior to the Closing (each a “Corvex OpCo Option”), whether vested or unvested, was converted into an option to purchase Common Stock, and each restricted stock unit (“RSU”) issued by Corvex OpCo outstanding immediately prior to the Closing (each a “Corvex OpCo RSU” and together with the Corvex OpCo Options, the “Corvex OpCo Equity Awards”) was converted into an RSU representing a right to receive Common Stock. The Corvex OpCo Equity Awards were assumed in accordance with their original terms and no changes to vesting conditions occurred as a result of the Merger. The number of shares underlying the Corvex OpCo Equity Awards following their assumption by the Company was determined based on the number of shares of Corvex Common Stock subject to each award immediately prior to the Closing, multiplied by the Exchange Ratio, as defined in the Merger Agreement. Any restriction on the exercise of an assumed Corvex OpCo Option remained in full force and effect, and the term, exercisability, vesting schedule and other provisions of each assumed Corvex OpCo Option otherwise remain unchanged.

The Exchange Ratio of 2.225 was determined by dividing the aggregate shares of Common Stock to be issued to former Corvex OpCo equityholders pursuant to the Merger Agreement by the number of outstanding shares of Corvex OpCo Common Stock following the conversion of all SAFEs, warrants, and Corvex OpCo shares of preferred stock. Each share of Corvex OpCo Common Stock was converted into 2.225 shares of Common Stock.

Refer to Note 3—Acquisition in the condensed consolidated financial statements of Corvex, Inc as of and for the three months ended March 31, 2026, for the calculation of estimated merger consideration, preliminary purchase price allocation and replacement awards.

Note 2 - Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Merger, assuming the shares were outstanding since January 1, 2025. As the Merger is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Merger has been outstanding for the entire period presented.

The computation of the pro forma basic and diluted net loss per share attributable to common stockholders during the three months ended March 31, 2026 and the year ended December 31, 2025 is as follows (in thousands, except share data):

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Numerator:
Net loss attributed to common stockholders	$(15,933)	$(68,399)
Denominator
Weighted average shares used in computing net loss per share, basic and diluted	2,039,726	2,039,726

Net loss per share, basic and diluted	(7.81)	(33.53)

Refer to Note 13- Net Loss Per Share of the Condensed Consolidated Financial Statements of Corvex, Inc. as of and for the three months ended March 31, 2026, for the potential shares of common stock that were excluded from the computation of diluted net loss per share for the three months ended March 31, 2026.

Note 3 – Merger and Reclassification Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for three months ended March 31, 2026

(a)	Reflects the estimated incremental amortization expense of $272 resulting from the Merger.

Amortization expense related to the acquired finite-lived intangible assets has been calculated based on preliminary estimated fair values and estimated useful lives of 7 years for customer relationships and 20 years for trade names.

The amount of amortization expense will ultimately be based on the periods in which the associated economic benefits are expected to be derived and the pattern of benefit for each intangible asset, and therefore, the preliminary amount reported may differ significantly between periods based upon the final values assigned to amortization methodology used for each asset.

A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $27 to the amortization expense amounts as presented in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026.

(b)	Reflects decrease of lease expense in cost of revenue of $39, sales, general and administrative of $10 and interest expense of $57.

(c)	Reflects stock options post-combination expense of $631 to cost of revenue, $769 to technology and infrastructure, $263 to sales and marketing, and $2,955 to general and administrative.

(d)	Reflects restricted stock units post-combination expense of $177 in technology and infrastructure and $3,371 in general and administrative.

Note 4 – Merger and Reclassification Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2025

(a)	Represents the reclassification of sales, general and administrative expenses into sales and marketing and general and administrative expenses; the reclassification of research and development into technology and infrastructure; and the reclassification of historical Movano depreciation expense from research and development and sales, general and administrative expenses into depreciation expense.

(b)	Reflects the estimated incremental amortization expense of $1,061 resulting from the Merger.

A 10% increase or decrease in the estimated fair value of the intangible assets would cause an increase or decrease of $106 to the amortization expense amounts as presented in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025.

(c)	Elimination of change in fair value of warrant liability as the Corvex Preferred Stock Warrants converted into shares of Corvex common stock and subsequently into Payment Shares, at the Exchange Ratio on the merger date.

(d)	Elimination of change in fair value of SAFE liability as the SAFEs automatically converted into shares of Corvex common stock and subsequently into Payment Shares, at the Exchange Ratio on the merger date.

(e)	Reflects stock options post-combination expense of $2,823 to cost of revenue, $3,540 to technology and infrastructure, $1,213 to sales and marketing, and $13,559 to general and administrative.

(f)	Reflects restricted stock units post-combination expense of $817 in technology and infrastructure and $15,526 in general and administrative.

(g)	Reflects estimated incremental transaction-related costs of approximately $719 incurred by the Company after December 31, 2025.

(h)	Reflects the accrual of severance payments pursuant to pre-existing employment agreements of $1,125.

(i)	Reflects decrease of lease expense in cost of revenue of $79, sales, general and administrative of $65 and interest expense of $77.